Exhibit 4.2

                                     BY-LAWS

                                       OF

                               LIMCO-PIEDMONT INC.
                             a Delaware corporation
                               (the "Corporation")


                                    ARTICLE I

                                     OFFICES

         Section 1.01. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808; and the name of the registered agent of the Company in the State of Delaware at such address is Corporation Service Company.

         Section 1.02. OTHER OFFICES. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 2.01. GENERAL. All meetings of the stockholders shall be held at such place either within or without the State of Delaware, as the Board of Directors shall determine prior to the mailing of the notice of such meeting.

         Section 2.02. ANNUAL MEETING. The Corporation shall hold an annual meeting of stockholders at a time fixed by the action of the members of the Board of Directors. The purposes for which the annual meeting is to be held, in addition to those prescribed by the Certificate of Incorporation, shall be for electing directors and for such other purposes as shall be specified in the notice for the meeting pursuant to Section 2.04 below, and only business within such purposes may be conducted at the meeting. In the event an annual meeting is not held at the time fixed in accordance with these By-Laws or the time for an annual meeting is not fixed in accordance with these By-Laws to be held within 13 months after the last annual meeting was held, the Corporation may designate a special meeting held thereafter as a special meeting in lieu of the annual meeting, and the meeting shall have all of the effect of an annual meeting.

         Section 2.03. SPECIAL MEETINGS. Special meetings of the stockholders may be called (i) by the President or by the Board of Directors, or (ii) by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by another officer, if the holders of at least 25%, or such lesser percentage as the Certificate of Incorporation permits, of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date, and deliver to the

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Secretary one or more written demands for the meeting describing the purpose for which it is to be held and such purpose  satisfies the  requirements  of Section
2.04 below. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of stockholders.

         Section 2.04. BUSINESS OF THE MEETING. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or the President of the Corporation, or (b) by any stockholder who is a stockholder of record at the time of giving of the notice provided for in this Section, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation by the Secretary in the case of an annual meeting not less than 150 days prior to the date such meeting was held in the prior year, or in the case of any other meeting no later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever is earlier. A shareholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the names and addresses, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholder known by such stockholder to be supporting such proposal, (c) the number of shares Common Stock that are beneficially owned by the stockholder and any other stockholders known by such stockholder to be supporting such proposal, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that certain business was not properly brought before the meeting and in accordance with the provisions of these By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

         Section 2.05. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified.

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         Section  2.06.  REQUIREMENT  OF NOTICE.  A written  notice of the date, time, and place of each annual and special meeting of stockholders describing the purposes of the meeting shall be given to stockholders entitled to vote at the meeting and, to the extent required by law or the Certificate of Incorporation, to stockholders not entitled to vote at the meeting, no fewer than seven nor more than 60 days before the meeting date. If an annual or special meeting of stockholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place, if any, is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting shall be given under this Section to persons who are stockholders as of the new record date. All notices to stockholders shall conform to the requirements of Article II.

         Section 2.07. WAIVER OF NOTICE. A stockholder may waive any notice required by law, the Certificate of Incorporation, or these By-Laws before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the stockholder entitled to the notice, and be delivered to the Corporation for inclusion with the records of the meeting. A stockholder's attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

         SECTION 2.08. VOTING. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, at every meeting of stockholders, each stockholder of the Corporation entitled to vote at such meeting shall have one vote for each share of stock having voting rights held by him and registered in his name on the books of the Corporation at the record date fixed or otherwise determined for such meeting. Any vote may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of stockholders shall be decided by a majority vote of the stockholders of the Corporation present in person at such meeting and entitled to vote thereat, a quorum being present.

         Section 2.09. LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or other officer of the Corporation having charge of the stock ledger. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of said meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

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                                   ARTICLE III

                                    DIRECTORS

         Section 3.01. POWERS. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 3.02. NOMINATION; ELIGIBILITY TO SERVE. Except as otherwise provided in Section 3.04 of this Article III concerning the filling of vacancies on the Board of Directors, only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (a) by or at the direction of the Board of Directors or any nominating or similar committee thereof, or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of Directors at the applicable meeting of stockholders and who complies with the notice procedures set forth in this Section. Such nominations made by stockholders shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation by the Chairman, if any, the Chief Executive Officer, President, Treasurer or Secretary of the Corporation not less than 60 days nor more than 90 days prior to the meeting at which such nominees may be elected; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received at the Corporation's principal executive office not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever is earlier. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), including without limitation, such person's name, age, business and residential address, shares owned and employment status, and (b) as to the stockholder giving the notice, (i) the names and addresses, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting the election of the proposed nominee(s) and
(ii) the class and number of shares of the Corporation that are beneficially owned by such stockholder and any other stockholder known by such stockholder to be supporting the election of the proposed nominee(s). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. The Chairman, if any, or Chief Executive Officer or President of the Corporation at the stockholders' meeting pertaining to the election of directors shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

         Section 3.03. NUMBER. The number of directors that shall constitute the whole Board of Directors shall initially be three and shall at all times be not less than three nor more than seven and shall be such number as shall be determined from time to time by resolution of the Board of Directors. Any director may resign at any time by giving written notice to the Corporation; such resignation shall take effect immediately upon receipt by the Corporation of such notice, if no time is specified therein, or at such later time as such director may specify. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.04, and each director shall be elected to serve until his successor shall be elected and qualified or until his earlier resignation or removal.

         Section 3.04. VACANCIES. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in each office, though less than a quorum, or the remaining directors may reduce the size of the Board of Directors as provided in Section 3.02 or choose a successor or successors, or fill the newly created directorship, and the director so chosen shall hold office until the next annual meeting of stockholders and until his successor shall be duly elected and qualified or until his earlier resignation or removal.

         Section 3.05. MEETINGS. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the stockholders or Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by resolution of the Board of Directors, and special meetings shall be held when called by the Secretary pursuant to order of the President or any director (except that if more than one meeting is called by directors in any period of 180 days or less, each such meeting so called may be called only by a majority of the directors then in office), at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same, first-class postage prepaid, at least five days before the date of the meeting or personally or by telegraphing, sending by facsimile or telephoning not later than three days before the meeting. Each newly elected Board of Directors shall meet and organize at the place of the meeting of the stockholders on the same date as the annual meeting of the stockholders at which such Board of Directors was elected and as soon as reasonably practicable after the adjournment of such annual meeting of the stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as herein provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors. Notice need not be given of regular meetings of the Board of Directors held at the time and place fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if before or after the meeting the directors not present waive notice of the meeting in writing. Attendance of a director at a meeting of directors without objection, at the beginning of such meeting, to the absence of notice thereof, shall constitute a waiver of notice of such meeting, with the same force and effect as if such waiver were in writing.

         Section 3.06. QUORUM. At all meetings of the Board of Directors, the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.07. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions and subject to any restrictions imposed by applicable law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise provided in the resolution of the Board of Directors designating a committee, each committee shall have the power to adopt rules and regulations for the calling and holding of meetings, and in the absence of the adoption of such rules and regulations the provisions of these By-Laws relating to the calling and holding of meetings of the Board of Directors shall apply. Unless otherwise provided in the resolution of the Board of Directors designating a committee, each committee may select a Chairman and a majority of a committee shall constitute a quorum. A committee shall keep minutes of its meetings. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

         Section 3.08. REMOVAL OF DIRECTORS. At any special meeting of the stockholders duly called for that purpose as provided in these By-Laws, any director or directors, by the affirmative vote of the holders of not less than a majority of all shares of stock outstanding and entitled to vote for the election of directors, may be removed from office either with or without cause and the remaining directors will fill any vacancy or vacancies created by such removal in accordance with the provisions of Section 3.04 of these By-Laws. At any meetings of the Board of Directors, any director or directors, by the vote of a majority of the Board of Directors, may be removed from office for cause and his successor or their successors elected pursuant to the provisions of
Section 3.04 of these By-Laws.

         Section 3.09. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically  approved  in good  faith by vote of the  stockholders;  or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

         Section 3.10. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

         Section 3.11. MEETINGS VIA CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or a committee by means of a conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

         Section 3.12. COMPENSATION OF DIRECTORS. Directors who are not salaried officers or salaried employees of the Corporation shall be entitled to receive such compensation for their services as may from time to time be determined by resolution of the Board of Directors, and all directors shall be entitled to reimbursement of their reasonable expenses of attendance at each regular or special meeting of the Board of Directors. Like compensation may be allowed by the Board of Directors for attendance at committee meetings. Nothing herein contained shall be construed to preclude any Director from serving the Corporation as a salaried officer or salaried employee, or from rendering advice or services to the Corporation in any other capacity, and receiving remuneration therefor.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.01. NUMBER. The officers of the Corporation shall be chosen by the directors in their sole discretion with such titles, powers and duties as the Board of Directors shall designate. More than one office may be held by the same person.

         Section 4.02. TERM AND REMOVAL. Each officer of the Corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any officer may resign at any time by giving written notice to the Corporation; such resignation shall take effect immediately upon receipt by the Corporation if no time is specified therein, or at such later time as such officer may specify. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 4.03. POWERS AND DUTIES. The officers of the Corporation shall each have such powers and duties as may be prescribed by statute, the Corporation's Certificate of Incorporation or these By-Laws or, if not so prescribed, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

         Section 4.04. VOTING CORPORATION'S SECURITIES. Unless otherwise ordered by the Board of Directors, the President or, in the event of his absence or inability to act, any Vice President, shall each have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised if present. Such rights and powers shall include the right to waive notice of meetings and to consent to action taken without a meeting. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                    ARTICLE V

                              CERTIFICATES OF STOCK

         Section 5.01. FORM. The interest of each stockholder shall be evidenced by a certificate or certificates for shares of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President, or a Vice President and the Treasurer or the Secretary and sealed with the seal of the Corporation, which may be a facsimile, engraved, imprinted or affixed. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer, the transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the time of its issue.

         Section 5.02. LOST, STOLEN OR DESTROYED CERTIFICATES. No certificates for shares of stock of the Corporation shall be issued in place of any certificates alleged to have been lost, stolen or destroyed except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors from time to time may prescribe.

         Section 5.03. TRANSFERS. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and on surrender of the certificate or certificates for such shares properly endorsed. The Board of Directors from time to time may make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

         Section 5.04. FIXING RECORD DATE. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

         (b) If no record date is fixed by the Board of Directors, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         (c) A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 5.05. HOLDER OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section 5.06. EXAMINATION OF BOOKS BY STOCKHOLDERS. The Board of Directors shall have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be open to the inspection of the stockholders; and, except as otherwise provided by law or determined by the Board of Directors, no stockholder shall otherwise have any right to inspect any account or book or document of the Corporation.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         Section 6.01. DIVIDENDS. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 6.02. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate. Such signing may be in facsimile if so authorized by the Board of Directors.

         Section 6.03. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE VII

                                   AMENDMENTS

         Section 7.01. AMENDMENTS. These By-Laws may be altered or repealed by the affirmative vote of a majority of the directors then in office and may also be amended by the affirmative vote of at least 75% of the outstanding shares of Common Stock of the Corporation issued and outstanding and entitled to vote, or, if the Board of Directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the Common Stock of the Corporation issued and outstanding and entitled to vote.


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